                                                                 EXHIBIT 10.2(i)

                             MASTER SOFTWARE LICENSE

            This Master Software License (the "Agreement") is made and entered into as of the 29th day of June, 1992 (the "Effective Date"), by and between Health Care microsystems, Inc. (the "Licensor"), a California corporation having its principal place of business at 3655 Torrance Boulevard, Suite 350, Torrance, California 90503, and Healthtrust, Inc. The Hospital Company (the "Licensee"), a Delaware corporation having its principal place of business at 4525 Harding Road, Nashville, Tennessee 37205.

            WHEREAS, Licensor desires to license to Licensee certain Software (defined below) and Documentation (defined below);

            WHEREAS, Licensee desires to acquire from Licensor a perpetual, non-exclusive, paid-up, royalty-free, worldwide license for the Software and the Documentation and to sublicense the Software and the Documentation to health care providers owned or operated by or affiliated with Licensee; and

            WHEREAS, Licensee desires to have Licensor perform software support and maintenance services in connection with the Software and the Documentation and Licensor desires to perform such services pursuant to the terms and conditions contained herein.

            NOW, THEREFORE, in consideration of the mutual premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                 1. Definitions

            1.1 "Affiliated User" is defined to include any hospital, clinic or other health care provider that Licensee operates or in which Licensee holds a 50% or greater equity interest.

            1.2 "Documentation" is defined to include any user manuals, training materials, specifications and other material related to the Software.

            1.3 "Software" is defined as the software furnished by Licensor to Licensee, including any related interfaces and any custom software, as more fully described in Schedule A annexed hereto, which is incorporated herein by reference.

                               2. Software License

            2.1 Licensor hereby grants to Licensee, subject to the terms and conditions hereinafter set forth, a perpetual, non-exclusive, royalty-free, worldwide license to use the Software, and to sublicense use of the Software to Affiliated Users in accordance with the terms and conditions of license agreements in the form attached hereto as Exhibit 1 (the "User License Agreements"), solely for the data processing needs of Licensee and Affiliated Users, including without limitation Licensee's operation of a central data center. The license granted hereunder includes without limitation the right to reproduce or copy all or any portion of the Software in machine-readable or printed form as determined by Licensee to be reasonably required for its own internal data processing needs and archival and backup purposes, and to copy and distribute run units of the Software for use by Affiliated Users that sublicense the Software under User License Agreements. Except as provided in this Section
2.1 and in Section 15, the license granted hereunder shall be nontransferable. Subject to Section 18, the license granted hereunder shall be terminable in the event that Licensee fails to make any payment when due of the license fees in accordance with Schedule A.

            2.2 Licensee acknowledges that portions of the Software licensed under this Agreement are owned by Micro Data Base Systems, Inc. ("MDBS"), Programmed Intelligence, Inc. ("PI"), or Information Resources, Inc. ("IRI"). Licensee further acknowledges that the MDBS, PI and IRI portions of the Software may not be used by Licensee as stand-alone software products, but only as component parts of the Software.

            2.3 The license for the Software and the Documentation granted hereunder and the terms and conditions of this Agreement shall cover all custom software and related documentation developed on a time-and-materials or flat-fee basis by Licensor at Licensee's request.

                            3. Documentation License

            Licensor hereby grants to Licensee a perpetual, non-exclusive, royalty-free, worldwide license to use the Documentation in conjunction with Licensee's use of the Software and to sublicense use of the Documentation to Affiliated Users in conjunction with Affiliated Users' use of the Software. Licensor will be the primary source for the Documentation, but, as a convenience, Licensor further grants Licensee the right to reproduce and distribute copies of the Documentation for its own use and for use by Affiliated Users. In the event Licensee exercises the right to reproduce and distribute copies of the Documentation or any portion thereof, such copies shall include Licensor's copyright notices; provided, however, that this provision shall not apply to de minimus copying for the personal convenience of employees of Licensee or Affiliated Users. The Documentation shall be furnished to Licensee in printed form, and shall consist of all user manuals, training materials and specifications for the Software. Subject to Section 18, the license granted hereunder shall be terminable in the event that Licensee fails to make any payment when due of the license fees in accordance with Schedule A.

                  4. License Fee, Taxes and Expenses; Delivery

            4.1 As consideration for the perpetual license to use and to sublicense use of the Software and the Documentation granted to Licensee herein, Licensee shall pay to Licensor a one-time license fee in the amount and payable in accordance with the payment schedule set forth in Schedule A.

            4.2 Licensee shall pay all sales, use and personal property taxes assessed in connection with this Agreement and each Affiliated User shall be responsible for any sales, use and personal property taxes assessed in connection with its User License Agreement; provided, however, that Licensor shall pay all taxes based on Licensor's business operations (including without limitation employment taxes and taxes levied on Licensor's income).

            4.3 Licensee shall reimburse Licensor at Licensor's cost for its reasonable and necessary direct out-of-pocket expenses incurred in connection with Licensor's performance hereunder, including without limitation long-distance toll charges, overnight courier charges and postage. If Licensor travels to Licensee's site in connection with Licensor's performance under this Agreement and such travel is approved in advance by an authorized representative of Licensee, Licensee shall reimburse Licensor for Licensor's reasonable and necessary expenses at cost. Licensee shall be invoiced monthly in arrears for all such expenses and payments shall be due within 30 days of Licensee's receipt of such invoices; provided, however, that Licensee shall have no obligation to reimburse Licensor for any such expenses not invoiced within 180 days of the date incurred by Licensor.

            4.4 Licensor shall pay all freight, shipping and handling costs for delivery of the Software and the Documentation and shall bear all risk of loss, including any insurance costs; provided, however, Licensee shall reimburse Licensor for freight, shipping and handling costs in accordance with the terms of Section 4.3 upon delivery and acceptance of the Software and Documentation.

                       5. Affiliated User License and Fees

            5.1 Licensor agrees that Licensee may sublicense the Software and the Documentation for use by any Affiliated User that executes a User License Agreement.

            5.2 Licensee shall pay Licensor sublicense fees on behalf of each Affiliated User that executes a User License Agreement for the Software and the Documentation as determined in accordance with the price schedule set forth in Schedule A.

            5.3 The Software shall not be used to process the data of an Affiliated User until a User License Agreement has been entered into with that Affiliated User.

                                 6. Source Code

            6.1 Licensor has not provided Licensee with a copy of, and Licensee acquires no rights of any kind with respect to, the Software source code except as provided herein. In the event of Licensor's discontinuance of or failure in material respects to provide support and maintenance services for the Software pursuant to the terms and conditions of this Agreement or any other existing agreement with Licensee, or Licensor has otherwise defaulted under this Agreement or other agreement related to the Software, Licensor shall deliver to Licensee a copy of the Software source code for the current version of the Software and all internal documentation related thereto (including a list of and information regarding how to license third-party software used to develop or maintain the Licensed Software).

            6.2 In the event Licensee determines that Licensor has failed in material respects to provide support and maintenance services for the Software or has otherwise defaulted as described in Section 6.1, Licensee shall provide Licensor with written notice describing in reasonable detail the reasons for Licensee's determination and an opportunity for 30 days after Licensor's receipt of such notice for Licensor to cure the material failure or default as described by Licensee. The pendency of a dispute regarding such a material failure or default shall not entitle Licensee to receive a copy of the Software source code and related documentation.

            6.3 Subject to the foregoing, Licensor hereby grants Licensee a license to use such source code and related documentation in order to maintain and modify the Software licensed by Licensee and sublicensed by Affiliated Users. Licensor hereby acknowledges Licensee's and Affiliated Users' right to participate in a user's support group with other users of all or part of the Software.

            6.4 Upon delivery of the source code and related documentation to Licensee, Licensor's support and maintenance obligations hereunder shall terminate; provided, however, that delivery of the source code and related documentation to Licensee shall not affect Licensee's obligation to pay Licensor sublicense fees under Section 5.2. If the source code is delivered to Licensee as a result of a notice by Licensee under Section 6.2, delivery of the source code shall constitute Licensee's sole remedy for claims related to support and maintenance services hereunder.

                                   7. Hardware

            Licensee is responsible for providing computer equipment and operating system software (collectively, the "Hardware") that conforms with Licensor's specifications as set forth in Schedule B annexed hereto, which is incorporated herein by reference, as may be modified by mutual consent of the parties from time to time. Licensee acknowledges that a parallel printer port must be available for use in connection with security mechanisms that may be provided by Licensor.

                            8. Licensor's Warranties

            8.1 Ownership and Quiet Enjoyment. Licensor hereby warrants and represents to Licensee and Affiliated Users that Licensor owns all right, title and interest in and to the Software and the Documentation or otherwise has the right to grant to Licensee the license to use and to sublicense same as set forth in this Agreement without violating or infringing upon any rights of any third party and without breach of any third-party license to Licensor, and there is currently no actual or threatened suit by any third party based on an alleged violation, infringement or breach by Licensor. Use of the Software and the Documentation in accordance with this Agreement and any User License Agreement shall not be disturbed or interfered with during the continuation of the license granted hereunder except as provided in Section 10.2.

            8.2 For any period during which Licensee maintains support and maintenance of the Software through Licensor as set forth in Section 9, Licensor further warrants and represents to Licensee and Affiliated Users as follows:

            (a) Software Operation. The Software and each module or component thereof shall operate on the Hardware and shall perform substantially in accordance with the Documentation and pages 36-59 of Licensor's proposal dated June 7, 1991, attached hereto as Exhibit 2; provided, however, if Licensee or an Affiliated User makes an unauthorized modification to the Software, then this warranty shall terminate with respect to such Licensee or Affiliated User.

            (b) Performance Standards. Each of Licensor's employees, agents or representatives assigned to perform services hereunder shall have the proper skill, training and background so as to be able to perform in a competent and professional manner and all work will be so performed in a manner compatible with Licensee's or each Affiliated User's business operations at its premises.

            8.3 EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, LICENSOR DOES NOT MAKE AND EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES WITH RESPECT TO THE SOFTWARE, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

                   9. Master Software Support and Maintenance

            9.1 Licensor shall promptly notify Licensee of any defects or malfunctions in the Software or the Documentation of which it learns from any source. Licensor shall use its best efforts reasonable under the circumstances to correct any material defects or malfunctions in the Software or the Documentation and provide Licensee and Affiliated Users with corrected copies of same in accordance with a schedule to be mutually agreed to by the parties. Licensor's obligation hereunder shall not affect any other liability that it may have to Licensee or Affiliated Users.

            9.2 Licensor shall provide to Licensee and Affiliated Users copies of the Software and the Documentation made generally available to its customers and reflecting any enhancements to the Software and the Documentation made by Licensor. Such enhancements shall include without limitation all modifications to the Software that increase the speed, efficiency or ease of operation of the Software, or add additional capabilities to or otherwise improve the functions of the Software, but shall not include new products that bring substantial new functionality to the Software.

            9.3 Licensor shall use its best efforts reasonable under the circumstances to cause the Software to operate as warranted in Section 8.2(a) and shall provide one copy of any updated release of the Software, or part thereof, to Licensee and Affiliated Users which Licensee and Affiliated Users may copy in the appropriate quantity and substitute for a prior release. In addition, Licensor shall provide published bulletins describing new releases, maintenance releases, temporary problem resolutions and circumventions, support level changes and other information with respect to the Software, which updated releases Licensee and Affiliated Users may obtain at no additional cost, except for Licensor's then applicable mailing and media charges plus any reasonable costs as the parties may mutually agree related to installation of such releases.

            9.4 Licensor shall commit the resources of at least one full-time employee to respond to any request by Licensee to correct any failure of the Software to perform as warranted in Section 8.2(a), within a period of 48 hours after Licensee provides reasonably detailed notice of such failure. Licensor shall use its best efforts promptly to remedy any such failure of the Software, either by providing a permanent fix or replacement to the Software or by providing a temporary work around.

            9.5 Subject to the provisions of Schedule A, Section V.2.a., whereby Licensee may earlier terminate the services described in this Section 9, Licensor shall provide the Software support and maintenance services described in this Section 9 for the charges set forth in Section 9.6 below for a five-year period commencing upon the Effective Date of this Agreement (the "Initial Term"), and, upon expiration of the Initial Term, shall continue to provide such services on a year-to-year basis unless, no less than six months prior to the expiration of the Initial Term or 60 days prior to the expiration of any one-year renewal term, either party gives the other party written notice of the notifying party's desire to:

            (a) renegotiate the terms and conditions of this Agreement related to Licensor's Software support and maintenance services, provided that if an agreement on new terms is not reached prior to the expiration of the applicable term, Licensor's Software support and maintenance services shall be deemed terminated in accordance with Section 9.5(b); or

            (b) terminate Licensor's Software support and maintenance services, provided, however, that if either party determines to terminate such services, termination shall be subject to a two-year wind-down period (the "Wind-down Period") commencing on the date the expiration of the Initial Term or the renewal term is effective, which shall be subject to the following additional terms and conditions:

                  (i) During the first year of the Wind-down Period, the terms of this Agreement related to Software support and maintenance services shall remain in effect and Licensee may elect on behalf of Affiliated Users to discontinue Licensor's Software support and maintenance services to up to five Affiliated Users;

                  (ii) During the second year of the Wind-down Period, the terms of this Agreement related to Software support and maintenance services shall remain in effect and Licensee may elect on behalf of Affiliated Users to discontinue Licensor's Software support and maintenance services to up to one-half the number of Affiliated Users that are receiving such services as of the first day of the second year of the Wind-down Period; and

               (iii) Licensee shall have no obligation to pay for and Licensor shall have no obligation to provide any Software support and maintenance services after the expiration of the Wind-down Period.

            9.6 During the term of Licensor's software support and maintenance services, Licensee shall pay to Licensor an annual support and maintenance fee in accordance with the terms set forth in Schedule A. At any time after the expiration of the first year of the Initial Term, Licensor's software support and maintenance fees shall be subject to annual increases, provided that Licensor provides Licensee with written notice of any such increase at least 90 days prior to the expiration of each one-year period. Annual increases shall in no event exceed the lesser of: (i) a percentage increase equal to two and one-half percent (2 1/2%) plus the percentage increase in the Consumer Price Index for Urban Consumers, All Cities Average, For all Items (1984-1986 = 100), as published by the Bureau of Labor Statistics of the United States Department of Labor during the most recent twelve-month period for which such figures are available; or (ii) ten percent (10%).

            9.7 If Licensor travels to Licensee's or an Affiliated User's site and such travel is approved in advance by an authorized representative of Licensee, Licensee shall reimburse Licensor for its reasonable and necessary expenses at cost. Licensee shall be invoiced monthly in arrears for all such expenses and payments shall be due within 30 days of Licensee's receipt of such invoice; provided, however, that Licensee shall have no obligation to reimburse Licensor for any such expenses not invoiced within 180 days of the date incurred by Licensor.

            9.8 (a) Licensee agrees that all enhancements to the Software furnished by Licensor pursuant to this Agreement shall be installed within six months of Licensee's receipt of any such enhancements, provided that if Licensor is responsible for installation, Licensor shall cooperate with Licensee to install the Software within such time period. As mutually agreed by the parties at such time as enhancements are provided, either Licensee shall install the enhancements or Licensee shall engage Licensor to install the enhancements at its standard hourly rate for software installation services.

            (b) Licensee agrees to provide Licensor with sufficient support and test time on Licensee's or an Affiliated User's computer system to duplicate a reported problem, certify that the problem is with the Software, and certify that the problem has been corrected, and to otherwise reasonably cooperate with Licensor in connection with Licensor's support and maintenance services.

            (c) As long as Licensor is providing support and maintenance services to Licensee, Licensee shall install and maintain a 1200 or 2400 baud modem and associated dial-up telephone line. Licensee shall pay for installation, maintenance and use of such equipment and associated telephone line-use charges. Licensor, at its option, shall use this modem and telephone line in connection with error correction, installation of enhancements and assistance to Licensee in connection with its use of the Software. Such access by Licensor shall be subject to prior approval by Licensee in each instance. As long as Licensor is providing support and maintenance services to Licensee, Licensee shall also install and maintain a tape backup system that conforms to the specifications set forth in Schedule B to be used for regular tape backups by Licensee and transfer of data and Software updates between Licensee and Licensor.

            (d) Except as authorized by Section 6, Licensee shall not modify or attempt to modify the Software without the prior written consent of Licensor.

            (e) Licensee agrees that any copies of the Software or the Documentation that it makes pursuant to this Agreement shall bear all copyright, trademark and other proprietary notices included therein by Licensor and, except as expressly authorized herein, Licensee shall not distribute same to any third party without Licensor's prior written consent.

            9.9 The Software support and maintenance fees, stated in Schedule A,
Section V., are subject to mutually acceptable adjustment to be negotiated by the parties in the event:

            (a) Licensee assumes support obligations for the Affiliated Users but in so doing fails to: (i) provide a level of staffing for the assumed obligations consistent with the level of staffing previously provided by Licensor or (ii) staff its Affiliated User support function with persons trained by Licensor or otherwise determined by Licensor to be qualified and Licensor's cost in providing the Software support described in this Section 9, as measured by the average number of calls made by the Licensee and Affiliated Users to Licensor's corporate support center for such support versus the volume of calls to such center prior to Licensee's assumption of support obligations for the Affiliated Users, does not increase significantly due to Licensee's assumption of such obligations; or,

            (b) the parties mutually agree to add more application software programs or interfaces to the Software described in Schedule A.

                          10. Limitations of Liability

            10.1 Except as provided in Section 16, Licensor shall have no liability for consequential, exemplary, indirect, special or incidental damages, whether based on contract, tort or any other legal theory, arising out of or related to this Agreement or the transactions contemplated herein, nor shall Licensor be liable for any loss of data or lost profits of Licensee, or for any amount in excess of the license fees paid to Licensor by Licensee under this Agreement, even if Licensor is apprised of the likelihood of such damages occurring.

            10.2 Subject to Licensor's obligations under Section 16.2, in the event that the use of the Software or any portion thereof is held by a court of competent jurisdiction to infringe or constitute the wrongful use of any third party's proprietary rights and Licensee's right to use the Software is enjoined, or if Licensor in the reasonable exercise of its discretion instructs Licensee to cease using the Software in order to mitigate potential damages arising from a third party's claim that use of the Software infringes on its rights, Licensee shall cease using the Software. In either event (other than by reason of a temporary restraining order not exceeding 30 days), Licensor shall (i) replace the Software with equally suitable non-infringing software, (ii) modify the Software so that its use by Licensee as permitted hereunder ceases to be infringing or wrongful, (iii) procure for Licensee the right to continue using the Software as permitted hereunder, or (iv) after reasonable efforts under clauses (i), (ii) and (iii) of this sentence, refund to Licensee a pro rata portion of the license fee as follows: (I) within one year of the Effective Date, 100%; (II) for the second one-year period following the Effective Date, 80%; (III) for the third one-year period following the Effective Date, 60%; (IV) for the fourth one-year period following the Effective Date, 40%; or (V) during the period running from the fourth anniversary through the tenth anniversary of the Effective Date, if Licensee continues to receive Software support and maintenance services from Licensor pursuant to Section 9, 20%.

            10.3 Other than as expressly contained in Sections 16.2 and 10.2, Licensor shall have no liability whatsoever to indemnify Licensee for any loss or damage arising out of or related to any allegation or determination that Licensee's use of the Software as permitted hereunder infringes or constitutes wrongful use of any proprietary right.

                     11. Title to Software and Documentation

            The Software and the Documentation provided hereunder and all copies thereof are proprietary to Licensor and title thereto remains in Licensor (or in third parties who have licensed any part of the Software to Licensor). Other than the rights in and to the Software and the Documentation granted to Licensee hereunder, Licensee acquires no rights in the Software or the Documentation, including patents, copyrights, trademarks, and trade secrets, if any, embodied therein. Licensee acknowledges that Licensor claims that the Software contains valuable proprietary information and trade secrets developed or acquired by Licensor. Licensee agrees to secure and protect the Software and the Documentation and copies thereof in a manner consistent with the maintenance of Licensor's rights therein and to take reasonable action by instruction or agreement with its employees or independent contractors who are permitted access to the Software and the Documentation to satisfy its obligations hereunder.

                               12. Confidentiality

            12.1 "Confidential Information" is defined to include the identity of patients, the content of any medical records, financial and tax information, information regarding Medicare and Medicaid claims submission and reimbursements, the object and source codes for the Software, the Documentation, and such other information so designated in writing prior to disclosure by the party claiming that the information to be disclosed is confidential or proprietary business information.

            12.2 The party receiving the Confidential Information (the "Receiving Party") from the party who owns or holds in confidence such Confidential Information (the "Owning Party") may use the Confidential Information solely for the purpose of performing its obligations or enforcing its rights under this Agreement.

            12.3 The Receiving Party shall not disclose the Confidential Information except to those persons having a need to know for purposes authorized in Section 12.2. Each party shall take appropriate action, by instruction to or agreement with its employees, agents and subcontractors, to maintain the confidentiality of the Confidential Information. Except as provided in Section 12.4 below, Licensee shall not disclose the Documentation or the Software to any independent contractor or subcontractor engaged primarily in the business of developing health care applications software or to any of the companies identified as competitors of Licensor on Schedule C annexed hereto (which schedule may be modified from time to time by mutual consent of the parties, which consent shall not be unreasonably withheld) without the prior consent of Licensor, which consent shall not be unreasonably withheld. Licensee may disclose any Confidential Information on an as-needed basis to its non-employee fiduciaries, including without limitation Licensee's or Affiliated Users' attorneys, accountants, auditors, controlling persons, officers, directors or trustees, without Licensor's prior consent. The Receiving Party shall promptly notify the Owning Party in the event that the Receiving Party learns of an unauthorized release of Confidential Information.

            12.4 The Receiving Party shall have no obligation with respect to:

            (a) Confidential Information made available to the general public without restriction by the Owning Party or by an authorized third party;

            (b) Confidential Information known to the Receiving Party independently of disclosures by the Owning Party under this Agreement;

            (c) Confidential Information independently developed by the Receiving Party; or

            (d) Confidential Information that the Receiving Party may be required to disclose pursuant to subpoena or other lawful process; provided, however, that the Receiving Party notifies the Owning Party in a timely manner to allow the Owning Party to appear and protect its interests.

            12.5 Upon the termination or expiration of the license, each party shall (i) immediately cease to use the other party's Confidential Information,
(ii) return to the other party such Confidential Information and all copies thereof within ten (10) days of the termination, unless otherwise provided in this Agreement, and (iii) upon request, certify in writing to the other party that it has complied with its obligations set forth in this Section 12, unless otherwise provided in this Agreement.

            12.6 The parties acknowledge that monetary remedies may be inadequate to protect rights in Confidential Information and that, in addition to legal remedies otherwise available, injunctive relief is an appropriate judicial remedy to protect such rights.

            12.7 Licensor shall not use Confidential Information received from Licensee or Affiliated Users for the purpose of developing information or statistical compilations for use by third parties or for any other commercial exploitation.

            12.8 Each party agrees to provide reasonable assistance and cooperation upon the reasonable request of the other party in connection with any litigation against third parties to protect the requesting party's Confidential Information, provided that the party seeking such assistance and cooperation shall reimburse the other party for its reasonable out-of-pocket expenses.

                                  13. Publicity

            Neither party shall refer to the existence of this Agreement or disclose its terms or use the name of the other party in any press release, advertising or materials distributed to prospective customers, without the prior written consent of the other party. Licensor shall not represent, directly or indirectly, that any product or service of Licensor has been approved or endorsed by Licensee or any Affiliated User. Notwithstanding the foregoing, Licensor shall have the right to identify as clients Licensee and Affiliated Users that have executed User License Agreements on Licensor's list of clients, such list to be used by Licensor solely on a one-for-one basis with individual prospects for marketing purposes but not to be used in any mass marketing or general advertising materials or media.

                              14. Books and Records

            14.1 If required by applicable law, the parties agree that until the expiration of four (4) years after the furnishing of services under this Agreement, Licensor will make available to the Secretary of the United States Department of Health and Human Services (the "Secretary") and the United States Comptroller General, and their duly authorized representatives, this Agreement, each User License Agreement executed hereunder and all books, documents and records necessary to certify the nature and extent of the costs of the goods and services provided under this Agreement and the User License Agreements. No attorney-client, accountant-client or other legal privilege shall be deemed to have been waived by the parties by virtue of this provision.

            14.2 Licensee shall have the right, at its expense, during normal business hours and with reasonable advance notice, to review and photocopy Licensor's books and records that pertain directly to the accounts of the Licensee and the Affiliated Users, the fees payable to Licensor under this Agreement and the User License Agreements, or the goods and services provided by Licensor hereunder or under the User License Agreements.

            14.3 If Licensor carries out the duties of this Agreement or any User License Agreement through a subcontract worth $10,000 or more over a twelve-month period with a related organization, the subcontract will also contain a clause substantially identical to Sections 14.1 and 14.2 to permit access by Licensee, the Secretary, the United States Comptroller General and their representatives to the related organization's books and records.

            14.4 Licensee's rights under this Section 14 shall survive for a period of four (4) years after termination or expiration of this Agreement.

                                 15. Assignment

            Neither Licensee nor Licensor shall assign or transfer this Agreement or any of its rights or obligations hereunder without the prior written consent of the other, which consent shall not be unreasonably withheld; provided, however, that (i) either party may assign its rights or obligations hereunder to a subsidiary in which the assigning party holds a 50% or greater equity interest without the consent of the other party and (ii) either party may assign its rights and obligations hereunder in connection with any transaction involving the sale of all or substantially all of its assets without the consent of the other party. This Agreement shall inure to the benefit of and bind successors and permitted assigns of Licensor and Licensee. In no event shall consent to assignment be conditioned upon the payment of any fee.

                                  16. Indemnity

            16.1 Each party shall indemnify and hold harmless the other party and its affiliates, directors, officers, employees and agents (collectively, the "indemnitee") against any and all losses, liabilities, judgments, awards and costs (including legal fees and expenses) arising out of or related to any third-party claim for personal injury or property damage (other than intellectual property infringement claims), including any damages finally awarded attributable to such claim and any reasonable expense incurred by indemnitee in assisting indemnitor in defending against such claim, that arises out of any action or inaction by the indemnitor or its employees or agents; provided, however, that indemnitee gives indemnitor: (i) written notice within a reasonable time after indemnitee is served with legal process in an action asserting such claims, provided that the failure or delay to notify indemnitor shall not relieve indemnitor from any liability that it may have to indemnitee hereunder so long as the failure or delay shall not have prejudiced the defense of such claim; (ii) reasonable assistance in defending the claim; and (iii) sole authority to defend or settle such claim. In the event indemnitor elects not to defend any such claim, indemnitee shall have the option but not the duty to reasonably settle or defend the claim at its cost and indemnitor shall indemnify indemnitee for such settlement or any damages finally awarded against indemnitee attributable to such claim, reasonable costs and expenses (including attorneys' fees), and interest on such recoverable funds advanced.

            16.2 Licensor agrees to indemnify and hold harmless Licensee and its affiliates, directors, officers, employees and agents (collectively, "indemnitee") against any and all losses, liabilities, judgments, awards and costs (including legal fees and expenses) arising out of or related to any third-party claim that Licensee's use or possession of the Software or the Documentation or the license granted hereunder infringes or violates the copyright, patent, trade secret or other proprietary rights of any third party, including any damages finally awarded attributable to such claim and any reasonable expense incurred by indemnitee in assisting Licensor in defending against such claim; provided, however, that indemnitee gives Licensor: (i) written notice within a reasonable time after indemnitee is served with legal process in an action asserting such claims, provided that the failure or delay to notify Licensor shall not relieve Licensor from any liability that it may have to indemnitee hereunder so long as the failure or delay shall not have prejudiced the defense of such claim; (ii) reasonable assistance in defending the claim; and (iii) sole authority to defend or settle such claim. In the event Licensor elects not to defend any such claim, indemnitee shall have the option, but not the duty, to reasonably settle or defend the claim at its cost and Licensor shall indemnify indemnitee for such settlement or any damages finally awarded against indemnitee attributable to such claim, reasonable costs and expenses (including attorneys' fees) and interest on such recoverable funds advanced. Notwithstanding the foregoing, Licensor's obligations to indemnify Licensee under this Section 16.2 shall not extend to claims arising more than five years after discontinuation of Software support and maintenance services under Section 9. The indemnity provided by this Section 16.2 extends only to damages and costs awarded against Licensee (or payable by Licensee pursuant to a settlement agreement) and costs and expenses associated with the defense of such third-party claims; any assertion by Licensee that it is damaged by virtue of any inability to use the Software as a result of a third party claim shall be governed by Section 10.2 hereof, which provides the sole and exclusive remedies therefor.

                              17. Work Environment

            When Licensor's employees are physically assigned to work on the premises of Licensee's corporate headquarters site, Licensee shall provide to Licensor's employees a reasonable work environment, including reasonable office space, furniture, supplies and equipment, within or in proximity to the buildings housing Licensee's corporate headquarters, to enable Licensor to perform its obligations under this Agreement and any work order executed hereunder.

                          18. Termination and Survival

            18.1 The license granted hereunder is perpetual and may not be terminated by Licensor except upon Licensee's failure to cure a material breach of this Agreement, including nonpayment of any Software license fee when due, within 60 days of receipt of Licensor's written notice describing the nature of the alleged material breach. In the event of a termination of the license, Licensee shall within 60 days, at Licensee's option, either deliver to Licensor or destroy the Software and the Documentation in Licensee's possession. Within 60 days following termination, Licensee shall certify in writing to Licensor that all copies of the Software and the Documentation in Licensee's possession have been returned or destroyed.

            18.2 Subject to Section 18.4, the sublicense granted to each Affiliated User is perpetual and may not be terminated by Licensor except upon that Affiliated User's failure to cure a material breach of its User License Agreement within 60 days of receipt of Licensor's written notice describing the nature of the alleged material breach. In the event of a termination of an Affiliated User's sublicense, that Affiliated User shall within 10 days, at Affiliated User's option, either deliver to Licensor or destroy the Software and the Documentation in such Affiliated User's possession. Within 10 days following termination such Affiliated User shall certify in writing to Licensor that all copies of the Software and the Documentation in such Affiliated User's possession have been returned or destroyed.

            18.3 Expiration or termination of Licensor's support and maintenance obligations shall not constitute a termination of the license granted hereunder or of the respective rights and obligations of the parties created by this Agreement.

            18.4 Termination of the license to use and to sublicense use of the Software granted to Licensee pursuant to Section 18.1 shall not automatically cause the termination or otherwise interfere with validly existing sublicenses previously granted by Licensee to Affiliated Users as authorized herein; provided, however, that in the event the license granted to Licensee hereunder is terminated pursuant to Section 18.1, the sublicenses may be terminated by Licensor.

            18.5 Any provision of this Agreement related to confidentiality, publicity and indemnification or which by its terms provides for survival shall survive the termination of this Agreement.

                                   19. Notices

            All notices required or permitted under this Agreement shall be in writing and sent to the other party at the address specified below or to such other address as either party may substitute from time to time by written notice to the other and shall be deemed validly given upon receipt of such notice given by certified mail, postage prepaid, or personal or courier delivery to:

            Healthtrust, Inc. -           Health Care microsystems,
              The Hospital Company          Inc.
            4525 Harding Road             Suite 350
            Nashville, Tennessee 37205    3655 Torrance Boulevard
            Attention:  Director of       Torrance, California  90503
            Information Services          Attention: Thomas J. Kazamek

            with a copy to:               with a copy to:

            Healthtrust, Inc. -           Health Care microsystems,
              The Hospital Company          Inc.
            4525 Harding Road             Suite 350
            Nashville, Tennessee 37205    3655 Torrance Boulevard
            Attention:  Philip D.         Torrance, California  90503
              Wheeler, Esq.               Attention:  Robert V. Nagelhout

                                20. Governing Law

            This Agreement shall be governed by and construed in all respects in accordance with the substantive laws of the State of Tennessee.

                                21. Severability

            All agreements, clauses and covenants contained herein are severable, and in the event any of them shall be held to be unconstitutional, invalid, illegal, or unenforceable, the remainder of this Agreement shall be interpreted as if such unconstitutional, invalid, illegal or unenforceable agreements, clauses or covenants were not contained herein. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT EACH AND EVERY PROVISION OF THIS AGREEMENT THAT PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTIES OR EXCLUSION OF DAMAGES IS INTENDED BY THE PARTIES TO BE SEVERABLE AND INDEPENDENT OF ANY OTHER PROVISION AND TO BE ENFORCED AS SUCH. FURTHER, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT IN THE EVENT THAT ANY REMEDY HEREUNDER IS DETERMINED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE, ALL LIMITATIONS OF LIABILITY AND EXCLUSIONS OF DAMAGES SET FORTH HEREIN SHALL REMAIN IN EFFECT.

                            22. Waiver; Modification

            The failure by either party to exercise any right provided hereunder shall not be deemed a waiver of such right. This Agreement may be amended, modified or supplemented only by a writing signed by the parties to this Agreement. Such amendments, modifications or supplements shall be deemed as much a part of this Agreement as if so incorporated herein.

                                 23. Integration

            The parties hereto acknowledge that they have read this Agreement in its entirety and understand and agree to be bound by all of its terms and conditions, and further agree that this Agreement, any User License Agreement executed hereunder and any exhibits or schedules hereto or thereto constitute a complete and exclusive statement of the understanding between the parties with respect to the subject matter hereof which supersede any and all other communications between the parties, whether written or oral. Any prior agreements, promises, negotiations or representations related to the subject matter hereof not expressly set forth in this Agreement, any User License Agreement executed hereunder or any exhibits or schedules hereto or thereto are of no force and effect.

                           24. Independent Contractor

            Licensor, in performance of this Agreement, is acting as an independent contractor and shall have the exclusive control of the manner and means of performing the work contracted for hereunder. Personnel supplied by Licensor hereunder, whether or not located on Licensee's premises, are not Licensee's employees or agents and shall not hold themselves out as such, and Licensor assumes full responsibility for their acts and for compliance with any applicable employment and tax laws with respect to such employees. Nothing contained in this Agreement shall be construed to create a joint venture or partnership between the parties.

                                25. Force Majeure

            Neither party hereto shall be liable for any failure or delay in performance of its obligations hereunder by reason of any event or circumstance beyond its reasonable control, including without limitation acts of God, war, riot, strike, labor disturbance, fire, explosion, flood, or shortage or failure of suppliers.

                         26. Export Control Regulations

            Licensee shall be responsible for complying with all export regulations required to provide the Software to any Affiliated User located outside of the United States.

                             27. Hiring of Employees

            During the term of this Agreement and for one (1) year thereafter, neither Licensor nor Licensee will, without the prior written consent of other party, which may be withheld in that party's sole discretion, offer employment to, employ or subcontract work to any person employed then or within the preceding twelve (12) months by the other party. This provision shall also be binding upon affiliates of both parties.

                                28. Counterparts

            This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by the party against whom enforcement of this Agreement is sought.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized representatives as of the date first set forth above.

LICENSEE:                         LICENSOR:


By:                                  By:
   ------------------------------       -------------------------------
   Hilary E. Adams, III,                Thomas J. Kazamek,
   Senior Vice-President                Chief Operating Officer

                                                                      Schedule A

                                Software and Fees

                              I. Licensed Software

            The Software is described on Attachments 1 and 2 to this Schedule A.

                            II. Corporate License Fee

            The fees payable to Licensor by Licensee for the license granted to Licensee to use the Software and the Documentation and to sublicense the use of the Software and the Documentation to Affiliated Users shall be as follows:

                  1. $350,000 due and payable on execution of the Master
            Software License and Professional Services Agreement by Licensor and Licensee; and

                  2. $600,000 due and payable within ten (10) days following acceptance of the Product Management program in the first three pilot hospitals as further described in Work Order 001 executed hereunder; and

                  3. In the event Licensee elects to (i) sublicense the use of the Software and the Documentation to more than 15 Affiliated Users or (ii) sublicense programs comprising the Software other than the Product Management, Payment Verification, Budgeting and Desktop Delivery System programs, then, upon the first exercise of either election, a single payment of $150,000 to be due and payable with payment of the applicable sublicense fee.

                      III. Affiliated User Sublicense Fees

            (a) The sublicense fees to be paid to Licensor by Licensee for or on behalf of Affiliated Users per program actually sublicensed are set forth on Schedule A, Attachment 1; provided, however, the sublicense fees payable to Licensor for up to 90 sublicenses are subject to the caps described in Section IV below. Sublicense fees are due and payable as follows:

            1. For the first three sublicenses of a particular licensed program comprising the Software:

                  A. 75% of the sublicense fees for each licensed program within thirty (30) days following installation of such licensed program; and

                  B. 25% of the sublicense fees for each licensed program within thirty (30) days following acceptance of such licensed program.

            2. After the first three sublicenses of a particular licensed program, 100% within thirty (30) days following grant of the applicable sublicense.

            (b) Notwithstanding paragraph (a) above, if Licensee acquires or is acquired by any entity, person or group that holds a 50% or greater equity interest in 20 or more hospitals, clinics or healthcare providers (such healthcare providers shall be deemed to be Affiliated Users but are hereinafter referred to as the "Designated Providers" for the purpose of computing sublicense fees), Licensee may sublicense use of the Software and the Documentation to such Designated Provider by executing a User License Agreement in the form of Exhibit 1; provided, however, that the license fees payable in accordance with Section
3.1 of the User License Agreement and Schedule A, Attachment 1 to this Agreement may be adjusted at Licensor's request (i) first, by applying the formula rate of increase set forth in Section 9.6 of this Agreement to the license fees set forth in Schedule A, Attachment 1 for the period commencing on the Effective Date through the effective date of such acquisition to establish the minimum license fee per Software program (the "Base Fees"), and (ii) second, by Licensor and Licensee, who shall negotiate in good faith to arrive at the license fees to be charged; provided, however such sublicense fees shall not be greater than an amount equal to twice the Base Fees. In the event any User License Agreements are executed by Designated Providers, Schedule A to this Agreement shall be amended to include a new Attachment 3 setting forth the agreed-upon license fees applicable to such Designated Providers.

                         IV. License/Sublicense Fee Cap

            Notwithstanding Sections II and III above, the total fees payable by Licensee for its license and up to 90 sublicenses shall not exceed $4,000,000; provided, however, that in the event Licensee (i) notifies Licensor in writing on or before September 1, 1993 of Licensee's election to pay a lump sum for all such fees equal to the difference between the total license and sublicense fees paid by Licensee to date and (a) $3,200,000 if Licensee elects to continue to use as a corporate multi-facility application and to sublicense use of the Desktop Delivery System program to Affiliated Users or (b) $3,000,000 if Licensee elects to surrender its right to use as a corporate multi-facility application and to further sublicense use of the Desktop Delivery System program, and (ii) remits payment to Licensor for such fees within thirty (30) days of such notice, then the total fees payable by Licensee for its license and up to 90 sublicenses shall not exceed $3,200,000 inclusive of the right to continue using as a corporate multi-facility application and sublicensing use of the Desktop Delivery System program or $3,000,000 with surrender of the right to use as a corporate multi-facility application and to further sublicense use of the Desktop Delivery System program; provided, however, the fee caps set forth in this Section IV apply for the first ninety (90) sublicenses granted by Licensee and the license fees per program comprising the Software as set forth in Attachment 1 to this Schedule A shall apply beginning with the ninety-first
(91st) sublicense granted by License. The fee caps provided in this Section IV shall not apply to sublicenses issued to Designated Providers.

                    V. Software Support and Maintenance Fees

            1. Subject to the caps provided in this Section, software support and maintenance fees for Licensee, Affiliated Users and Designated Providers shall be based on a percentage of the sum of: (a) total corporate license fees (described in Section II, but excluding any lump sum payment described in Section IV) paid by Licensee to Licensor for the license to use the Software and the Documentation and to sublicense such use pursuant to Section II above, plus
(b) the aggregate sublicense fees as determined pursuant to the price schedule attached to this Schedule A for such Software programs sublicensed and actually installed. Such percentage to be calculated on a sliding scale as follows:

                                              Percentage of
Amount of License/Sublicense Fees Paid        License Fees
--------------------------------------        ------------

              Up to $750,000                       20%
          $750,001 to $1,500,000                   15%
  Over $1,500,000 (up to applicable cap
       of $3,200,000 or $4,000,000)                10%

            2. a. Notwithstanding the foregoing, Software support and maintenance fees for the first year of this Agreement, commencing on the Effective Date, shall be $240,000 and shall be due and payable (i) $140,000 upon execution of this Agreement and (ii) $100,000 on September 1, 1992. If the Product Management program is not accepted by Licensee pursuant to Work Order No. 001, Licensor shall refund $90,000 to Licensee and Licensor shall negotiate with each Pilot Hospital (as defined in Work Order No. 001) for Software support and maintenance services to commence one year after the Effective Date.

                  b. For all years of this Agreement subsequent to the first year, the total fees payable by Licensee for annual Software support and maintenance for its license and 90 sublicenses shall be calculated using the formula set forth in paragraph 1 of this Section V, but in no event shall such annual fees exceed $512,500 irrespective of the Software programs sublicensed and actually installed; provided, however, that in the event Licensee elects to limit its total license fees to either $3,200,000 or $3,000,000 (as described in Section IV for its license and 90 sublicenses, then the total fees payable by Licensee for annual Software support and maintenance for its license and 90 sublicenses shall in no event exceed $432,500 irrespective of the Software programs sublicensed and actually installed. These fees shall be due and payable within thirty (30) days after each anniversary date of the Effective Date of this Agreement.

                  c. In the event Licensee enters into more than 90 sublicenses, the fee caps contained in Section V.2.b shall be increased by an amount equal to 10% of the sublicense fees due and payable to Licensor within thirty (30) days after the grant of such additional sublicenses.

                  d. After the first year's payment of annual Software support and maintenance fees, such fees will be calculated as of and due and payable after each anniversary date of the Effective Date of the Master Software License and Professional Services Agreement; provided, however, Software support and maintenance fees payable in connection with any programs sublicensed after an anniversary date of the Effective Date shall be prorated over the period commencing on the date of grant of the sublicense for such programs and ending on the next succeeding anniversary date.

                              VI. Pass-through Fees

A.    MDBS/IQ (per computer)          MDBS/PI                $750
      MDBS/IQ (per file server        MDBS/PI              $1,500
       used as a database
       server in any network)

B.    Express/EIS II (per end user)   IRI                    $400

C.    Distributed Budgeting           MDBS/IQ              $1,500
       (per site)

Pass-through fees shall be due and payable within thirty (30) days following grant of the applicable sublicense. Total pass-through fees payable by Licensee for Express/EIS II shall be capped and shall not exceed $40,000. Each $400 payment shall be credited against this $40,000 cap.

                                                                      Schedule A
                                                                    Attachment 1

                         Affiliated User Price Schedule

                                                        License
                                   Ownership              Fee
                                   ---------            -------
A.    TEAMWORK(TM) Programs

      Product Management              HCm               $16,250

      Payment Verification            HCm                 8,750

      Budgeting and
      Budgeting Interface             HCm                 8,000

      Labor Planning and Control
      and Labor Planning and
      Control Interface               HCm                 4,675

      Distributed Budgeting           HCm                 2,500

      Capital Budgeting (CapTrac)     HCm                 3,000

      Standard Costing and
      Standard Costing Interface      HCm                11,875

      Labor Productivity              HCm                18,750

      Rate Setting (RTrac)            HCm                 2,000

B.    Desktop Delivery System         HCm                25,000
      - Departmental Analysis
      - Patient Care Management
        (which includes Physician
        Analysis, Product Analysis
        and Payor Analysis)
      - Key Indicators

                                                                      Schedule A
                                                                    Attachment 2

TEAMWORK(TM) MODULES

TEAMWORK(TM) Product Management is a comprehensive product line management system which turns case mix into a true decision support system. It contains sophisticated forecasting and modeling features to support payor contract evaluation and modeling, clinical treatment profile development, user-defined product, outlier, and acuity classifications, and detailed reporting by payor, physician, product, etc. Intelligent Query Ad-hoc Reporting, included within the TEAMWORK(TM) Product Management module, provides complete ad-hoc query and custom reporting capabilities to the entire TEAMWORK(TM) product line. Its menu-driven design facilitates the development of user-defined reports and on-line data base queries. Output can be displayed on the screen, printed, written to a file, or transferred directly into LOTUS worksheet format.

TEAMWORK(TM) Payment Verification is an integrated module of the TEAMWORKTM Product Management application designed to track and monitor detailed contract information and to produce "Explanations of Reimbursement" detailing the net amount due the hospital from the payor with the payment due date, as well as a step-by-step explanation of the reimbursement calculation.

TEAMWORK(TM) Desktop Delivery System is a unique new management tool which instantly delivers strategic and operational information to your desktop. By integrating data from multiple systems and different vendors, the system provides a standard and efficient way to share information throughout your organization. This powerful system uses the latest technology combined with an easy to use graphical interface to turn your information into knowledge throughout your entire staff. There are three "modules" included with this system:

      - Departmental Analysis

      - Patient Care Management (which includes Physician  Analysis, Product
                                 Analysis and Payor Analysis)
      - Key Indicators

TEAMWORK(TM) Budgeting is a sophisticated yet easy to use tool which facilitates the development of the hospital's entire operating budget. It contains features for statistical forecasting from historical data, fixed, flexible or product based budget development, automated budget worksheets, financial modeling and comprehensive performance and productivity reports.

TEAMWORK(TM) Labor Planning and Control is used to plan and control the hospital's labor expenses, using detailed information by employee to develop the budget and monitor performance. It contains features for flexible budget development using standards by job code and performance reports by pay period and by month.

TEAMWORK(TM) Standard Costing is used to develop procedure-level standard costs. It supports 80/20 selection of the procedures for which a detailed bill of materials will be developed, and will calculate a standard cost for all procedures. It contains comprehensive overhead allocation calculations and standards verification reports.

CapTrac(TM) Capital Budgeting is a comprehensive capital planning and tracking system for health care facilities which can function independently, or in conjunction with established TEAMWORK(TM) applications, in a single or multi-user environment. The system includes capital budgeting and performance tracking.

TEAMWORK(TM) Labor Productivity Management is a comprehensive productivity management system that assists all management team members to track productivity by employee and department, allowing for the most efficient use of labor resources while maintaining high standards for patient care.

RTrac(TM) Rate Optimization System helps the hospital to maximize their net revenues by properly assessing the impact of rate changes by procedure.

Distributed Budgeting works in conjunction with the TEAMWORK(TM) Budgeting system to provide department heads with a tool to facilitate budget development. Distributed Budgeting is an automated system used to review historical data, enter budget requests, and print detail and summary reports to evaluate the budget as it is being developed. The completed budget is then submitted to the budget department in an automated manner via diskette.

                                   SCHEDULE B

                                  The Hardware

      Licensor acknowledges that the Software will operate on a 386 or faster IBM, Compaq or Gateway personal computer system, using the DOS Operating System Version 4.0 or 5.0 or Novell Netware 386 Version 3.11A or subsequent versions, together with Licensor's security sentinel and Tecmar QT or Datavault tape backup system.

      Licensor shall provide its security sentinel as an accessory item to be billed separately to Licensee at a cost of $75.

                                   SCHEDULE C

                               HCm Competitor List

American Express Information Systems
Dilts, Kappeler, Durham & Company
Dun & Bradstreet Software
Ernst & Young (excluding the Audit Group)
Gerber Alley
Global Software, Inc.
HBO and Company
Hospital Cost Consultants
IBAX
Innovative Software Solutions, Inc.
Maximus, Inc.
Medicus Systems Corporation
Meditech
Phamis, Incorporated
Shared Medical Systems, Inc.
Sun Health Systems
Transition Systems, Inc.

                                    EXHIBIT 1

                           FORM USER LICENSE AGREEMENT

                    -----------------------------------------

      This USER LICENSE AGREEMENT (the "Agreement") is made and entered into as of the ____ day of ________________, 199_, by and between Healthtrust, Inc. The Hospital Company ("Sublicensor") and ________________________________, a
____________ corporation, whose principal place of business is in
__________________________ ("Affiliated User").

      WHEREAS, Sublicensor has licensed from Health Care microsystems, Inc., a California corporation ("Licensor") the Software (defined below), and certain documentation related to the Software (the "Documentation"), and has been authorized to sublicense the Software and the Documentation in accordance with the terms and conditions of the Master Software License (the "Master Agreement"), and Sublicensor desires to sublicense the Software and the Documentation to Affiliated User; and

      WHEREAS, Affiliated User is a hospital, clinic or other health care provider that Sublicensor operates or in which Sublicensor holds a 50% or greater equity interest and desires to acquire from Sublicensor a perpetual, non-exclusive, paid-up, royalty-free, worldwide license for the Software and the Documentation of Licensor; and

      WHEREAS, Affiliated User desires to obtain software support and maintenance services for the Software and the Documentation pursuant to the terms and conditions contained in the Master Agreement.

      NOW THEREFORE, in consideration of the premises, the mutual obligations contained herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties covenant and agree as follows:

                             SECTION I - DEFINITIONS

      1.1 "Documentation" is defined to include any user manuals, training materials, specifications and other material related to the Software.

      1.2 "Software" is defined as the software, furnished by Licensor to Affiliated User, including any related interfaces, as more fully described in Schedule AA, which is incorporated herein by reference.

                              SECTION II - LICENSE

      2.1 Upon full payment of the Software license fee to Licensor by Sublicensor on behalf of Affiliated User for the Software listed in Schedule AA, Sublicensor hereby grants to Affiliated User a fully-paid, perpetual, non-exclusive, royalty-free license to use the Software and the Documentation at Affiliated User's premises or at Sublicensor's offices solely for the data processing needs of Affiliated User, subject to the terms and conditions set forth in the Master Agreement. The license granted hereunder includes without limitation the right to reproduce or copy all or any portion of the Software in machine-readable or printed form as determined by Affiliated User to be reasonably required for its own internal data processing needs and archival and backup purposes, the right to share data with Sublicensor and other Affiliated Users that have executed User License Agreements and the right to reproduce copies of the Documentation for its own use.

      2.2 Affiliated User acknowledges that portions of the Software licensed under this Agreement are owned by Micro Data Base Systems, Inc. ("MDBS"), Programmed Intelligence, Inc. ("PI"), or Information Resources, Inc. ("IRI"). Affiliated User further acknowledges that the MDBS, PI and IRI portions of the Software may not be used by Affiliated User as stand-alone software products, but only as component parts of the Software. Affiliate User agrees to execute separate agreements with each of MDBS, PI and IRI in the forms attached as Schedule CC.

                   SECTION III - LICENSE FEE, TAXES AND EXPENSES

      3.1 As consideration for the perpetual license to use the Software and the Documentation granted to Affiliated User herein, Affiliated User agrees to pay to Sublicensor a one-time license fee in the amount and payable in accordance with the payment schedule set forth in Schedule A to the Master Agreement.

      3.2 Affiliated User shall pay all sales, use and personal property taxes assessed in connection with this Agreement; provided, however, that Licensor and Sublicensor shall pay all taxes based on Licensor and Sublicensor's business operations (including without limitation employment taxes and taxes levied on their respective income).

      3.3 Affiliated User shall reimburse Sublicensor for the reasonable and necessary out-of-pocket expenses incurred by Licensor or Sublicensor and paid by Sublicensor on behalf of Affiliated User in connection with this Agreement, including any hardware and security device(s) described in Schedule BB.

                   SECTION IV - SOFTWARE SUPPORT AND MAINTENANCE

      Software support and maintenance services shall be provided by Licensor to Affiliated User in accordance with the terms and conditions of the Master Agreement pursuant to the fee schedule adopted by Sublicensor from time to time.

                          SECTION V - ADDITIONAL TERMS

      The provisions of the Master Agreement relative to Licensor's Warranties, Limitations of Liability, Title to Software and Documentation, Confidentiality, Publicity, Books and Records, Indemnity and Termination and Survival and Severability are hereby incorporated by reference and adopted herein.

                           SECTION VI - MISCELLANEOUS

      6.1 Affiliated User may, without the consent of Licensor, assign this Agreement and its rights and obligations hereunder to (i) an entity that Licensee operates or in which Licensee holds a 50% or greater interest that succeeds to the business of Affiliated User or (ii) a third party that is not affiliated with Affiliated User or Sublicensor and that purchases all or substantially all of the assets of or ownership interest in Affiliated User, provided that such third-party assignee's continued use of the Software and the Documentation shall be conditioned upon the execution of a license agreement with Licensor and such assignee shall take the Software and the Documentation subject to Licensor's then current rates for Software support and maintenance. This Agreement shall inure to the benefit of and bind successors and permitted assigns of Licensor, Sublicensor and Affiliated User.

      6.2 This Agreement shall be governed by and construed in all respects in accordance with the substantive laws of the State of Tennessee.

      6.3 All remedies available to either party for one or more breaches by the other party are and shall be deemed cumulative and may be exercised separately or concurrently without waiver of any other remedies. The failure of either party to act on a breach of this Agreement by the other shall not be deemed a waiver of such breach or a waiver of future breaches, unless such waiver shall be in writing and signed by the party against whom enforcement is sought.

      6.4 All notices required or permitted under this Agreement shall be in writing and shall be sent to the other party at the address specified above or to such other address as either party may substitute from time to time by written notice to the other and shall be deemed validly given upon receipt of such notice given by certified mail, postage prepaid, or personal or courier delivery to:

      If to Sublicensor:

            Healthtrust, Inc. - The Hospital Company
            P. O. Box 4350
            Nashville, Tennessee  37202-4350
            Attention:  Director of Information Services,

            with a copy to:

            Healthtrust, Inc. - The Hospital Company
            P. O. Box 4350
            Nashville, Tennessee  37202-4350
            Attention:  Philip D. Wheeler, Esq.

      If to Affiliated User:

            _____________________________
            _____________________________
            _____________________________
            _____________________________

      6.5 This Agreement and the Master Agreement, and any schedules and exhibits attached hereto and thereto, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior representations, proposals, discussions, and communications, whether oral or in writing. This Agreement may be modified only in writing and shall be enforceable in accordance with its terms when signed by the parties sought to be bound.

      6.6 Affiliated User acknowledges that Licensor reserves the right to enforce the terms and conditions of this Agreement, including without limitation the right to terminate the license granted hereunder for breach by the Affiliated User of the terms hereof.

      6.7 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same document. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by the party against whom enforcement by this Agreement is sought.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives, as of the date first above written.


Healthtrust, Inc. - The Hospital   -------------------------------
Company                            [Hospital's name]


By:                                By:
   -------------------------------    -------------------------------


Title:                             Title:
      ----------------------------       ----------------------------

                                   SCHEDULE AA

                          Schedule of Licensed Programs

                                                  Licensed
TEAMWORK(TM) Programs            Ownership        Programs
---------------------            ---------        --------

Product Management, including      HCm              [   ]
   MDBS/IQ (per computer)          MDBS/PI          [   ]
            or
   MDBS/IQ (per network)           MDBS/PI          [   ]

Payment Verification, including    HCm              [   ]
   MDBS/IQ (per computer)          MDBS/PI          [   ]
            or
   MDBS/IQ (per network)           MDBS/PI          [   ]

Budgeting and
Budgeting Interface, including     HCm              [   ]
   MDBS/IQ (per computer)          MDBS/PI          [   ]
            or
   MDBS/IQ (per network)           MDBS/PI          [   ]

Labor Planning and Control
and Labor Planning and
Control Interface, including       HCm              [   ]
   MDBS/IQ (per computer)          MDBS/PI          [   ]
            or
   MDBS/IQ (per network)           MDBS/PI          [   ]

Distributed Budgeting, including   HCm              [   ]
   Distributed Budgeting           MDBS/IQ
           and
   MDBS/IQ (per computer)          MDBS/PI          [   ]
            or
   MDBS/IQ (per network)           MDBS/PI          [   ]

Capital Budgeting (CapTrac)        HCm              [   ]

Standard Costing and
Standard Costing Interface,        HCm              [   ]
          including
   MDBS/IQ (per computer)          MDBS/PI          [   ]
            or
   MDBS/IQ (per network)           MDBS/PI          [   ]

Labor Productivity, including      HCm              [   ]
   MDBS/IQ (per computer)          MDBS/PI          [   ]
            or
   MDBS/IQ (per network)           MDBS/PI          [   ]

Rate Setting (RTrac)               HCm              [   ]

Desktop Delivery System,           HCm              [   ]
          including
   Express/EIS II (per end user)   IRI

                                  SCHEDULE BB

                                 The Hardware

      Affiliated User shall use the Software on a 386 or faster IBM, Compaq or Gateway personal computer system, using the DOS Operating System Version 4.0 or
5.0 or Novell Netware 386 Version 3.11A or subsequent versions, together with Licensor's security sentinel and Tecmar QT or Datavault tape backup system.

                                   SCHEDULE CC

                USER ACKNOWLEDGEMENT OF SOFTWARE LICENSE -- MDBS

User's Name:

Address:

1) User has entered into a license for certain software supplied by Health Care microsystems, Inc. ("HCm"). Such software includes programs supplied to HCm by Micro Data Base Systems, Inc. ("MDBS"), P.O. Box 248, Lafayette, Indiana 47902, U.S.A.

2) User disclaims any ownership rights and other intellectual property rights in such software, and any accompanying copyrights therein, and acknowledges that its right to use such software is defined in its license.

3) User's license does not authorize the use of the MDBS portion of the Software as a stand-alone software product, but only as part of the Software.

4) User may make the minimum necessary number of copies reasonably needed for use, backup and archival purposes only and may use, copy or modify the Software only in accordance with its license.

5) User has covenanted, through its license, that it will not delete any identifying marks or copyright notices in or on the Software.

6) This document is not intended to serve as an addendum, supplement or modification to or of User's license. In the event of any conflict between this document and User's license, the license shall control.

                                          USER:


                                          By:
                                              --------------------------------

                                          Name:
                                               -------------------------------

                                          Title:
                                                ------------------------------

                                          Date:
                                               -------------------------------

                        USER ACKNOWLEDGEMENT OF SOFTWARE
                          LICENSE -- INTELLIGENT QUERY

User's Name:

Address:

1) User has entered into a license for certain software supplied by Health Care microsystems, Inc. ("HCm"). Such software includes programs supplied to HCm by Programming Intelligence, Inc. ("PI"), 3069 Amwiler Road, Atlanta, Georgia 30360.

2) User disclaims any ownership rights and other intellectual property rights in such software, and any accompanying copyrights therein, and acknowledges that its right to use such software is defined in its license.

3) User's license does not authorize the use of the PI portion of the Software as a stand-alone software product, but only as part of the Software.

4) User may make the minimum necessary number of copies reasonably needed for use, backup and archival purposes only and may use, copy or modify the Software only in accordance with its license.

5) User has covenanted, through its license, that it will not delete any identifying marks or copyright notices in or on the Software.

6) This document is not intended to serve as an addendum, supplement or modification to or of User's license. In the event of any conflict between this document and User's license, the license shall control.

                                          USER:


                                          By:
                                              --------------------------------

                                          Name:
                                               -------------------------------

                                          Title:
                                                ------------------------------

                                          Date:
                                               -------------------------------

                        USER ACKNOWLEDGEMENT OF SOFTWARE
                     LICENSE -- INFORMATION RESOURCES, INC.

User's Name:

Address:

1) User has entered into a license for certain software supplied by Health Care microsystems, Inc. ("HCm"). Such software includes programs supplied by Information Resources, Inc. ("IRI").

2) User disclaims any ownership rights and other intellectual property rights in such software, and any accompanying copyrights therein, and acknowledges that its right to use such software is defined in its license.

3) User's license does not authorize the use of the IRI portion of the Software as a stand-alone software product, but only as part of the Software.

4) User may make the minimum necessary number of copies reasonably needed for use, backup and archival purposes only and may use, copy or modify the Software only in accordance with its license.

5) User has covenanted, through its license, that it will not delete any identifying marks or copyright notices in or on the Software.

6) This document is not intended to serve as an addendum, supplement or modification to or of User's license. In the event of any conflict between this document and User's license, the license shall control.

                                          USER:

                                          By:
                                              --------------------------------

                                          Name:
                                               -------------------------------

                                          Title:
                                                ------------------------------

                                          Date:
                                               -------------------------------

                                    EXHIBIT 2

                               LICENSOR'S PROPOSAL
                               DATED JUNE 7, 1991

            Pages 36-59 of the Licensor's Proposal dated June 7, 1991, attached hereto, are incorporated by reference herein.